Pricing Supplement No. 3 dated                  Filed pursuant to Rule 424(b)(2)
September 20, 2004.                                          File No. 333-112244
(To Prospectus dated September 7, 2004 and Prospectus
Supplement dated September 7, 2004)
This Pricing Supplement consists of 3 pages.

Explanatory Note: This Pricing Supplement is being re-filed solely to add certain Special Tax Considerations.

                         HARTFORD LIFE INSURANCE COMPANY
                                    DEPOSITOR

                            SECURED MEDIUM-TERM NOTES
                                 ISSUED THROUGH

                   HARTFORD LIFE GLOBAL FUNDING TRUST 2004-003

                   FLOATING RATE NOTES DUE SEPTEMBER 15, 2009

The description in this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

                        PROVISIONS RELATING TO THE NOTES

Principal Amount:                $300,000,000                   Type of Interest Rate: [ ] Fixed [X] Floating

Price to Public:                 100%                           If Fixed Rate Notes: Interest Rate:

Net Proceeds to Trust:           $298,950,000                   If Floating Rate Notes: Initial Interest Rate: CALCULATED
                                                                          USING BASE RATE ON 9/22/04.
CUSIP Number:                    41659EAA5                      Base Rate: [ ] CD Rate     [ ] Commercial Paper  Rate
                                                                           [ ] CMT Rate    [ ] Federal Funds Rate
Agent's Discount:                0.35%                                     [X] LIBOR       [ ] Treasury Rate
                                                                           [ ] Prime Rate  [ ] Other (See Attached)
                                                                If LIBOR: [ ] LIBOR Reuters Page
Issuance Date:                   SEPTEMBER 24, 2004                       [X] LIBOR Telerate Page  3750
                                                                          Designated LIBOR Currency: U.S. DOLLARS
Stated Maturity Date:            SEPTEMBER 15, 2009             If CMT Rate, Telerate Page: [ ] 7051  [ ] 7052
                                                                     If 7052: [ ] Weekly Average  [ ] Monthly Average
Initial Interest Payment Date:   DECEMBER 15, 2004                   Designated CMT Maturity Index:
                                                                Interest Reset Dates: QUARTERLY
Interest Payment Frequency:      QUARTERLY                      Initial Interest Reset Date: DECEMBER 15, 2004
                                                                Index Maturity: THREE MONTHS
Specified Currency:              U.S. DOLLARS                   Interest Rate Determination Dates: AS SPECIFIED IN THE
                                                                     PROSPECTUS SUPPLEMENT FOR THE INDICATED BASE RATE.
Regular Record Dates:            15 DAYS PRIOR TO AN INTEREST   Spread: 17 BASIS POINTS.  Spread Multiplier: N/A
                                 PAYMENT DATE.                  Maximum Interest Rate: NONE.
                                                                Minimum Interest Rate: NONE.
Day Count Convention:            ACTUAL/360                     Floating Rate/Fixed Rate Note: [ ] Yes [X] No. If yes:
                                                                     Fixed Rate: N/A
                                                                Fixed Rate Commencement Date: N/A
Computation of Interest:         AS SPECIFIED IN THE            Inverse Floating Rate Note [ ] Yes [X] No. If yes,
                                 PROSPECTUS SUPPLEMENT FOR           Fixed Interest Rate:  N/A
                                 THE INDICATED BASE RATE.

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

Authorized Denominations: $1,000                                Sinking Fund: NONE.

Optional Redemption: Yes [ ] No [X]                             Calculation Agent: JPMORGAN CHASE BANK
    Optional Redemption Date:  N/A
                                                                Exchange Rate Agent: N/A
    Initial Redemption Percentage: N/A
    Annual Percentage Reduction:  N/A                           Securities Exchange Listing: None
    Redemption may be:     [ ]  In whole only.
                           [ ]  In whole or in part.            Additional Amounts to be Paid: [ ] Yes [X] No

Optional Repayment: [ ] Yes [X] No                              Special Tax Considerations: Interest payable on the Notes
    Optional Repayment Dates: N/A                               will be treated as "qualified stated interest" for United
                                                                States federal income tax purposes, as it meets the
                                                                specified criteria referenced in the prospectus supplement under the heading "Material United States Federal Income
                                                                Tax Considerations--U.S. Holders--Interest and Original
                                                                Issue Discount".

                                                                Other Provisions Relating to the Notes: NONE.
Amortizing Note: [ ] Yes (See attached) [X] No
                                                                Agents:  BEAR, STEARNS & CO. INC.
Discount Note: [ ] Yes [X] No  If Yes:
Total Amount of Discount: N/A
    Yield to Maturity: N/A


                  INFORMATION RELATING TO THE FUNDING AGREEMENT

Funding Agreement Provider:      HARTFORD LIFE INSURANCE        Type of Interest Rate: [ ] Fixed [X] Floating
                                 COMPANY
                                                                If Fixed Rate Funding Agreement: Interest Rate:
Funding Agreement:               FA-404003
                                                                If Floating Rate Funding Agreement:  Initial Interest Rate:
Contract Payment:                $300,000,015                        CALCULATED USING BASE RATE ON 9/22/04.
                                                                Base Rate: [ ] CD Rate     [ ] Commercial Paper Rate
Deposit Amount:                  $298,950,015                              [ ] CMT Rate    [ ] Federal Funds Rate
(if different from Contract                                                [X] LIBOR       [ ] Treasury Rate
Payment                                                                    [ ] Prime Rate  [ ] Other (See Attached)
                                                                   If LIBOR: [ ] LIBOR Reuters Page
Effective Date:                  SEPTEMBER 24, 2004                          [X] LIBOR Telerate Page  3750
                                                                Designated LIBOR Currency: U.S. DOLLARS
Stated Maturity Date:            SEPTEMBER 15, 2009             If CMT Rate, Telerate Page: [ ] 7051  [ ] 7052
                                                                     If 7052: [ ] Weekly Average  [ ] Monthly Average
Initial Interest Payment Date:   DECEMBER 15, 2004              Designated CMT Maturity Index:
                                                                Interest Reset Frequency: QUARTERLY.
Interest Payment Frequency:      QUARTERLY                      Initial Interest Reset Date: DECEMBER 15, 2004
                                                                Index Maturity: THREE MONTHS
Specified Currency:              U.S. DOLLARS                   Interest Rate Determination Date: AS SPECIFIED IN THE
                                                                     PROSPECTUS SUPPLEMENT FOR THE INDICATED BASE RATE.
Day Count Convention:            ACTUAL/360                     Spread: 17 BASIS POINTS. Spread Multiplier: N/A
                                                                Maximum Interest Rate: NONE.
                                                                Minimum Interest Rate:  NONE.
                                                                Floating Rate/Fixed Rate Funding Agreement: [ ] Yes [X] No
Computation of Interest:         AS SPECIFIED IN THE            If yes:   Fixed Rate: N/A
                                 PROSPECTUS SUPPLEMENT FOR                Fixed Rate Commencement Date: N/A
                                 THE INDICATED BASE RATE.

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

                                                                Inverse Floating Rate Funding Agreement: [ ] Yes [X] No
                                                                If yes:   Fixed Interest Rate: N/A

Optional Redemption: Yes [ ]     No [X]                         Amortizing Funding Agreement: [ ] Yes (See attached)
Optional Redemption Date:        N/A                                                          [X] No
     Initial Redemption Percentage: N/A
     Annual Percentage Reduction:   N/A                         Discount Funding Agreement: [ ] Yes [X] No. If yes:
     Redemption may be: [ ] In whole only.                           Total Amount of Discount: N/A
                        [ ] In whole or in part.                     Yield to Maturity: N/A

Optional Repayment:  [   ] Yes [X] No                           Additional Amounts to be Paid: [ ] Yes [X] No
     Optional Repayment Dates:  N/A
                                                                Special Tax Considerations: NONE.

                                                                Other Provisions Relating to the Funding Agreement: NONE.

                    INFORMATION PERTAINING TO THE RATINGS OF
                       THE NOTES AND THE FUNDING AGREEMENT

It is anticipated that, as of September 24, 2004, both the Notes and the Funding Agreement will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:  AA-            Moody's: AA3

The Moody's rating also extends to the Program under which the Notes are issued.

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